SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-A12B/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DRYSHIPS INC.
(Exact name of Issuer as specified in its chapter)

Republic of the Marshall Islands	n/a
(State of incorporation or organization)	(IRS Employer Identification No.)

Dryships Inc.
80 Kifissias Avenue
Marousi
Athens - 15125
Greece
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities to be registered pursuant to Section 12(b) of the Act:
Preferred Stock Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A12B is being filed by DryShips Inc. (the “Company”) solely in order to correct the Exercise Price under the Company’s Stockholders Rights Agreement (the “Rights Agreement”) filed with the Securities and Exchange Commission as Exhibit 4.2 to Form 8-A12B (File No. 001-33922) on January 18, 2008 from U.S. $130 to U.S. $250 per one thousandth of a Preferred Share issuable pursuant to the exercise of a Right, subject to adjustment as set forth in the Rights Agreement.

Item 1 of Form 8A-12B and Section 7(b) of the Rights Agreement and Exhibit C thereto are amended hereby.  All other terms and provisions of the Rights Agreement remain in full force and effect.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 22, 2008	DRYSHIPS INC.

	By:	/s/ George Economou
	Name:	George Economou
	Title:	President & Chief Executive Officer

SK 23113 0002 847934